Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of NPC International, Inc. (the “Company”) on Form 10-Q for the period ended June 26, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James K. Schwartz, President, Chief Executive Officer and Chief Operating Officer of NPC International, Inc., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2007

/s/ James K. Schwartz
James K. Schwartz
President, Chief Executive Officer and Chief Operating Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and

Exchange Commission or its staff upon request.